Report of Independent Registered
Public Accounting Firm

To the Board of Directors of
The Thai Capital Fund, Inc.

We have examined management's
assertion, included in the
accompanying Management Statement
Regarding Compliance with Certain
Provisions of the Investment
Company Act of 1940, that The Thai
Capital Fund, Inc. (the ?Fund?)
complied with the requirements of
subsections (b) and (c) of Rule
17f-2 under the Investment Company
Act of 1940 (?the Act?) as of
March 31, 2009.  Management is
responsible for the Fund's
compliance with those
requirements.  Our responsibility
is to express an opinion on
management's assertion about the
Fund's compliance based on our
examination.

Our examination was conducted in
accordance with the standards of
the Public Company Accounting
Oversight Board (United States)
and, accordingly, included
examining, on a test basis,
evidence about the Fund's
compliance with those requirements
and performing such other
procedures as we considered
necessary in the circumstances.
Included among our procedures were
the following tests performed as
of March 31, 2009, and with
respect to agreement of security
purchases and sales, for the
period from December 31, 2008 (the
date of our last examination),
through March 31, 2009:

-	We were informed by management
that there were no securities
held by Daiwa Securities Trust
Company ("DSTC"), the U.S.
Custodian at March 31, 2009.  We
examined the Fund's detailed
accounting records, noting that
no securities were indicated as
held by DSTC;

-	Selection of three security
purchases and three security
sales since our last report from
the books and records of the Fund
noting settlement of these
transactions through a review of
cash statements from Bangkok Bank
Public Company, Ltd., the Fund's
Thai Custodian;

-	Confirmation of cash held for the
Fund at JPMorgan Chase; and,

-	Reconciliation of all such cash
to the books and records of the
Fund and the U.S. Custodian.

We believe that our examination
provides a reasonable basis for
our opinion.  Our examination does
not provide a legal determination
on the Fund's compliance with
specified requirements.

In our opinion, management's
assertion that The Thai Capital
Fund, Inc. complied with the
requirements of subsections (b)
and (c) of Rule 17f-2 of the
Investment Company Act of 1940 as
of March 31, 2009 with respect to
securities reflected in the
investment account of the Fund is
fairly stated, in all material
respects.

This report is intended solely for
the information and use of
management and the Board of
Directors of The Thai Capital
Fund, Inc. and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.





PricewaterhouseCoopers LLP
New York, New York
December 18, 2009





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